Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Prospectus constituting a part of this Registration Statement on Amendment No. 2 to Form F-4 of our report dated April 15, 2022, relating to the financial statements of East Stone Acquisition Corporation, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
September 28, 2022